UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

October 4, 2022

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 3.02 of this Current Report on Form 8-K with respect to the offering of convertible promissory notes is incorporated by reference into Item 2.03 of this Current Report on Form 8-K.

Item 3.02 Issuance of Unregistered Securities

On October 4, 2022, the Board of Directors of Gaucho Group Holdings, Inc. (the “Company”) approved an offering of a series of 7% convertible promissory notes to accredited investors (the “Notes”) in the maximum amount of up to $689,000 (inclusive of principal and interest). The Notes mature one year from the date of issuance unless otherwise converted. The principal and accrued interest of the Notes will convert into units (“Units”) consisting of one share of common stock and one warrant to purchase one share of common stock (the “Warrants”) at a conversion price equal to the lesser of: (a) $0.21; and (b) the three-day volume weighted average closing price (“VWAP”) of the Company’s common stock beginning on the date that is two days prior to the Mandatory Conversion Date (as defined below). The Notes will be mandatorily convertible upon the earlier to occur of (the “Mandatory Conversion Date”): (i) the date of execution of that certain ground lease to be executed in connection with the previously announced agreement to develop a project in Las Vegas, Nevada, provided that such conversion would not result in the issuance of more than 6,563,389 shares of the Company’s common stock (including the common shares issuable upon conversion of the Warrants); and (b) the date the Company obtains stockholder approval to issue more than 6,563,389 shares of the Company’ common stock in accordance with Nasdaq Listing Rule 5635(d). The Warrants will be exercisable at a price of $0.50 per share and carry a term of one year. The Company will receive an additional $1,640,476 assuming the conversion of the Investor Notes at a price of $0.21 per unit and the exercise of all warrants.

As of October 6, 2022, the Company had issued convertible promissory notes with an aggregate principal amount of $92,000.

For this sale of securities, there will be no general solicitation and no commissions will be paid, all purchasers must be accredited investors, and the Company is relying on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Convertible Promissory Note
4.2	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of October 2022.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO